Exhibit 99.1

Dean Berry to Join MarketAxess as Group COO and CEO of EMEA & APAC

NEW YORK | May 21, 2025 - MarketAxess Holdings Inc. (Nasdaq: MKTX), the operator of a leading electronic trading platform for fixed-income securities, today announced the appointment of Dean Berry as Group Chief Operating Officer and Chief Executive Officer of EMEA & APAC.

In this new role, Mr. Berry will have oversight of MarketAxess Global Operations, Risk, Product and Technology, in addition to his role as CEO of the EMEA and APAC businesses.

“Not only does Dean have a consistent track record of scaling businesses profitably through technology and product transformation, but he also brings with him a deep expertise in managing trading workflows and analytics, alongside significant electronic trading and markets experience,” said Chris Concannon, Chief Executive Officer at MarketAxess. “I look forward to the addition of Dean to my global management team and his help in driving our strategy to accelerate innovation and efficiency across fixed-income markets globally.”

Mr. Berry will join MarketAxess from LSEG where he was Group Head of its Workflows businesses since January 2024 and interim co-Head of LSEG’s Data & Analytics business since December 2024. Prior to these roles, he served as LSEG’s Global Head of Trading & Banking Solutions and Global Head of Trading. Prior to LSEG, he was the Global Head of Electronic & Hybrid Markets at BGC Partners. Mr. Berry spent the first 16 years of his career as a fixed-income trader at Deutsche Bank, Dresdner Kleinwort Wasserstein and Société Générale. He brings extensive overseas experience gained through previous roles in Singapore, Tokyo, Copenhagen, Frankfurt and London.

“I am excited to be joining the team at MarketAxess,” said Mr. Berry. “I believe my previous experience as both a fixed-income trader and as a champion of electronic trading, as well as my track record of profitable product-led innovation, will set us up for continued success.”

Mr. Berry is expected to join MarketAxess in Q4 2025. He will be based in the London office and will report to Chris Concannon.

About MarketAxess

MarketAxess (Nasdaq: MKTX) operates a leading electronic trading platform that delivers greater trading efficiency, a diversified pool of liquidity and significant cost savings to institutional investors and broker-dealers across the global fixed-income markets. Approximately 2,100 firms leverage MarketAxess’ patented technology to efficiently trade fixed-income securities. Our automated and algorithmic trading solutions, combined with our integrated and actionable data offerings, help our clients make faster, better-informed decisions on when and how to trade on our platform. MarketAxess’ award-winning Open Trading® marketplace is widely regarded as the preferred all-to-all trading solution in the global credit markets. Founded in 2000, MarketAxess connects a robust network of market participants through an advanced full trading lifecycle solution that includes automated trading solutions, intelligent data and index products and a range of post-trade services. Learn more at www.marketaxess.com and on X @MarketAxess.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements, including statements within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995 with respect to the Company’s strategy and business outcomes. These and other statements that relate to future results and events are based on MarketAxess’ current expectations. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release. Please refer to the periodic filings MarketAxess makes with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause events and results to differ materially from those contained in the forward-looking statements set forth in this press release. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. More information about these and other factors affecting MarketAxess’ business and prospects is contained in MarketAxess’ periodic filings with the Securities and Exchange Commission and can be accessed at www.marketaxess.com.

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Contacts

INVESTOR RELATIONS	MEDIA RELATIONS

Stephen Davidson MarketAxess Holdings Inc. +1 212 813 6313 sdavidson2@marketaxess.com	Marisha Mistry MarketAxess Holdings Inc. +1 917 267 1232 mmistry@marketaxess.com